Wintrust Financial Corporation Earnings Release Presentation Q1 2020

Q1 2020 Highlights

WINTRUST

Performance Highlights (Q1 2020)	vs. Q4 2019
$62.8 million Net Income	-$23.2 million Net Income
$1.04 Diluted EPS[1]	-$0.40 Diluted EPS[1]
0.69% ROA[3]	-27 bps[2] ROA[3]
6.82% ROE[4]	-270 bps[2] ROE[4]
1.33% Net Overhead Ratio	-20 bps[2] Net Overhead Ratio
61.90% Efficiency Ratio (GAAP)	-492 bps[2] Efficiency Ratio (GAAP)
61.67% Efficiency Ratio (Non-GAAP[5])	-489 bps[2] Efficiency Ratio (Non-GAAP[5])

As of 3/31/2020	vs. 12/31/2019
$38.8 billion Total Assets	+$2.2 billion Total Assets
$27.8 billion Total Loans	+$1.0 billion Total Loans
$31.5 billion Total Deposits	+$1.4 billion Total Deposits

Key Observations

- Net interest income decreased by $436,000 compared to the fourth quarter of 2019 as the impact of a 5 basis point decline in net interest margin and one less day was partially offset by a $925 million increase in average earning assets.
- The allowance for credit losses increased by $95.0 million to $253.5 million as of March 31, 2020 as compared to $158.5 million as of December 31, 2019. The change in allowance for credit losses was due to:
  - An increase of $47.4 million related to the cumulative effect adjustment from the adoption of the Current Expected Credit Loss ("CECL") standard effective as of January 1, 2020.
  - Provision for credit losses of $53.0 million in the current quarter. Provision for credit losses increased by $45.2 million from a provision for credit losses of $7.8 million in the fourth quarter of 2019 primarily related to the implementation of CECL and the economic conditions created by the COVID-19 pandemic.
  - Net charge-offs of $5.3 million in the first quarter of 2020 as compared to $12.7 million in the fourth quarter of 2019.

Other First Quarter Highlights

- Recorded $17.4 million of derivative income associated with mandatory commitments to fund mortgage originations for sale in the current quarter as compared to a $1.0 million derivative loss in the fourth quarter of 2019.
- Recorded a decrease in the value of mortgage servicing rights related to changes in fair value model assumptions, net of derivative contract activity held as an economic hedge, of $10.4 million.
- Recognized $4.4 million of net losses on investment securities, primarily as a result of unrealized losses on market sensitive securities.
- Incurred acquisition related costs of $1.7 million in the first quarter of 2020 as compared to $2.4 million in the fourth quarter of 2019.

[1] **Diluted EPS**: Net Income Per Common Share - Diluted [2] **Bps**: Basis Points [3] **ROA**: Return on Average Assets
[4] **ROE**: Return on Average Common Equity [5] See Non-GAAP reconciliation on pg. 14

2

Earnings Summary Condensed Income Statement Current Q Difference vs. Current Q Net Income & ROA ($ in Millions) Thousands ($) Q1 2020 Q4 2019 Q1 2019 $99.1 Net Interest Income $261,443 $(436) $(543) $89.1 $81.5 $86.0 Key Observations Non-Interest Income $113,242 $1,022 $31,585 1.16% 1.16% $62.8 • Pre-Provision Net Revenue increased by $15.5 million compared to Net Revenue $374,685 $586 $31,042 1.02% 0.96% the prior quarter and $10.8 million as compared to Q1 2019 Non-Interest Expense $234,641 $(14,950) $20,267 Pre-Provision Net Revenue $140,044 $15,536 $10,775 0.69% Provision For Credit Losses $52,961 $45,135 $42,337 • Income Before Taxes $87,083 $(29,599) $(31,562) Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Income Tax Expense $24,271 $(6,447) $(5,228) Net Income $62,812 $(23,152) $(26,334) Net Income ROA Preferred Stock Dividends $2,050 $— $— Net Income Available to Common Shares $60,762 $(23,152) $(26,334) Diluted EPS $1.04 $(0.40) $(0.48) Pre-Tax Income, excluding Provision for Credit Losses 1 ROA 0.69% -27 bps -47 bps and MSR Valuation Adjustments (Non-GAAP ) ($ in Millions) ROE 6.82% -270 bps -427 bps $149.4 $150.4 Diluted EPS Trend $1.69 $138.0 $138.1 $1.52 $1.38 $1.44 $1.04 $122.7 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Pre-Tax Income, excluding the Provision for Credit Losses and Diluted EPS MSR Valuation Adjustments 1See Non-GAAP reconciliation on pg. 14 3

Loan Portfolio

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Key Observations

- Total loans increased $1.0 billion from the prior quarter-end and $3.6 billion as compared to the end of Q1 2019.
- Q1 2020 loan growth was strongest in Commercial and Commercial Real-Estate portfolios up $740 million and $165 million, respectively, compared to prior quarter-end. Management estimates that nearly half of the growth in the commercial category during the quarter was a result of customer draws on unfunded commitments primarily occurring toward the end of the quarter.
- Before the impact of scheduled payments and prepayments, gross commercial and commercial real estate loan pipelines were estimated to be approximately $1.0 billion to $1.1 billion at March 31, 2020. When adjusted for the probability of closing, the pipelines were estimated to be approximately $590 million to $650 million at March 31, 2020.

Total Loans ($ in Billions)



Year-over-Year Change
$3.6B or 15%
$24.2
5.06%
$25.3
5.07%
$25.7
4.93%
$26.8
4.69%
$27.8
4.52%
3/31/2019
6/30/2019
9/30/2019
12/31/2019
3/31/2020
Total Loans
Total Loan Yield

Loan Composition (as of 3/31/2020)



32%
29%
2%
5%
13%
19%
Commercial
Commercial Real Estate
Home Equity
Residential Real Estate
Premium Finance Receivables - Commercial
Premium Finance Receivables - Life Insurance
Consumer & Other

Total Loans as of 3/31/2020 vs. 12/31/2019 ($ in Millions)



$26,800
$740
$165
$(18)
$23
$23
$147
$(73)
$27,807
12/31/2019
Commercial
Commercial Real Estate
Home Equity
Residential Real Estate
Premium Finance Receivables - Commercial
Premium Finance Receivables - Life Insurance
Consumer & Other
3/31/2020

4

Commercial and Commercial Real Estate Portfolio

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Loan Portfolio Mix, Growth, and % Unfunded as of 3/31/20 and 12/31/19 (Commercial and Commercial Real Estate Portfolio)

(Dollars in thousands)		As of **3/31/2020**		As of **12/31/2019**		Increase/ (Decrease)	% Unfunded as of **3/31/20**	% Unfunded as of **12/31/19**
Commercial:								
Commercial and industrial	$	4,511,456	$	4,120,117	$	391,339		
Franchise		994,180		937,482		56,698		
Mortgage warehouse lines of credit		323,844		292,781		31,063		
Community Advantage - homeowner associations		229,368		224,929		4,439		
Asset-based lending		1,045,066		989,018		56,048		
Municipal		510,711		506,439		4,272		
Leases		1,044,092		878,528		165,564		
Other		341,011		308,320		32,691		
Commercial, industrial, and other - PCD [1]		26,158		28,306		(2,148)		
Total Commercial:	**$**	**9,025,886**	**$**	**8,285,920**	**$**	**739,966**	**32.9%**	**36.2%**
Commercial real-estate:								
Residential construction	$	115,450	$	36,429	$	79,021		
Commercial construction		909,668		986,871		(77,203)		
Land		212,156		177,483		34,673		
Office		1,122,689		1,044,769		77,920		
Industrial		1,073,050		1,032,866		40,184		
Retail		1,132,097		1,097,930		34,167		
Multi-family		1,417,843		1,311,542		106,301		
Mixed use and other		1,991,027		2,094,946		(103,919)		
Commercial real-estate - PCD [1]		211,551		237,440		(25,889)		
Total Commercial real-estate:	**$**	**8,185,531**	**$**	**8,020,276**	**$**	**165,255**	**10.1%**	**10.2%**
Total Commercial and Commercial real-estate	**$**	**17,211,417**	**$**	**16,306,196**	**$**	**905,221**	**23.7%**	**25.6%**

(1) As a result of the adoption of ASU 2016-13, the Company transitioned all previously classified purchase credit impaired ("PCI") loans to purchased credit deteriorated ("PCD") loans effective January 1, 2020. For prior periods presented, the previously classified PCI loans are presented with the PCD loans in their respective class.

5

Deposit Portfolio Key Observations Total Deposits ($ in Billions) • Total deposits increased by $1.4 billion from the prior quarter- Year-over-Year Change $4.7B or 17% end. The Company successfully grew deposits in the first quarter $31.5 through organic retail channels, including $282.7 million of $30.1 growth in our MaxSafe products, that was supplemented by an $28.7 $26.8 $27.5 increase in brokered deposits. 1.29% 1.37% 1.43% 1.33% • Rate paid on interest bearing deposits decreased 13 basis points 1.20% from the prior quarter. We expect to further realize the benefit of declining deposit rates in the second quarter of 2020 as this typically lags changes in the interest rate environment. 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 • Non-interest bearing deposits increased $340 million from the Total Deposits Total Interest Bearing Deposit Rate prior quarter-end and comprise 24% of total deposits. Deposit Composition (as of 3/31/2020) Total Deposits as of 3/31/2020 vs. 12/31/2019 ($ in Millions) $86 $260 17% 24% $814 10% $(233) $31,462 10% 26% 13% $88 $340 $30,107 s t s t 019 ing DA sit ke ng osi 020 /2 ear D po ar avi ep /2 /31 B ing De M S f D /31 12 est ar nt ey s o 3 ter Be me on te -In est ge M fica on ter na rti N In Ma Ce nd th e a eal Tim OW W N 6

Net Interest Margin 4.74% 4.74% 4.53% 4.25% 4.13% Net Interest Margin (Quarterly Trends) Net Interest Margin, Fully Taxable-Equivalent (Non-GAAP1) 3.72% 3.64% 4.74% 4.74% 3.39% 4.53% 3.19% 0.11% 3.14% 4.25% 4.13% 3.19% 3.72% 3.64% (0.04)% 3.14% 3.39% 3.70% 3.62% 3.19% 3.14% (0.12)% 3.37% 3.17% 3.12% 1.56% 1.51% 1.45% 1.40% 1.34% 1.56% 1.51% 9 ld te s 0 1.45% 201 ie Ra nd 202 1.40% 4 t Y ty Fu 1 1.34% Q sse ili ree Q g A iab t F 0.41% 0.42% in g L Ne 0.38% 0.39% arn in 0.35% E ear st B ere Int 0.38% 0.41% 0.42% 0.39% 0.35% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Key Observations Net Interest Margin Net Free Funds Contribution Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 • Q1 2020 net interest income totaled $261.4 million. Earning Assets Yield Rate on Interest Bearing Liabilities ◦ A decrease of $436,000 as compared to Q4 2019 and a Net Interest Margin (GAAP) decrease of $543,000 as compared to Q1 2019. Net Interest Margin, Fully Taxable-Equivalent (Non-GAAP1) • Net interest margin decreased by 5 bps from the prior quarter: 4.74% 4.74% Earning Assets Yield ◦ Earning assets yield down 12 bps 4.53% ◦ Interest bearing liability rate decreased 11 bps 4.25% Net Free Funds Contribution 4.13% ◦ Net free funds decreased 4 bps Rate on Interest Bearing Liabilities 3.72% 3.64% 1 See Non-GAAP reconciliation on pg. 14 7 3.39% 3.19% 3.14% 3.70% 3.62% 1.56% 1.51% 3.37% 1.45% 1.40% 3.17% 31.1.324% 0.38% 0.41% 0.42% 0.39% 0.35% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Net Interest Margin (GAAP) Net Interest Margin (Non-GAAP) Earning Assets Yield Net Free Funds Contribution Rate on Interest Bearing Liabilities

Credit Quality Non-Performing Loans (excl. PCD1) ("NPLs") ($ in Millions) Net Charge-Offs ("NCOs") ($ in Millions) 0.36% $143.9 $22.3 0.19% $117.6 $113.4 $114.3 $117.6 0.53% 0.15% 0.49% 0.09% $12.7 0.08% $9.4 0.45% 0.44% 0.44% $5.1 $5.3 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 1 NPLs (excl. PCD ) $ NCOs $ NPLs (excl. PCD1) as a % of Total Loans Annualized NCOs as a % of Average Total Loans Allowance for Credit Losses at Period-End ($ in Millions) Total Provision for Credit Losses ($ in Millions) $253.5 161.87% $53.0 Incurred Loss Method CECL Incurred Loss Method CECL $159.6 $161.9 $163.3 $158.5 90.68% 87.22% 0.91% • The Company estimates an increase to the allowance for credit losses 48.37% $24.6 of approximately 30% to 50% at adoption related to its loan portfolios 0.66% 0.64% 0.64% 0.59% and related lending commitments. Approximately 80% of the $10.6 $10.8 9.98% estimated increase is related to: $7.8 ◦ Additions to existing reserves for unfunded lending-related 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 commitments due to the consideration under CECL of expected utilization by the Company's borrowers over the life of such Total Allowance for Credit Losses Total Provision for Credit Losses $53.0 commitments. ◦ Establishment of reserves for acquired loans which previously Total Allowance for Credit Losses as a % of Total Loans Net Charge-Offs as a % of the Provision for Credit Losses $53.0 161.9% considered credit discounts. $24.6 1 The Company estimates an insignificant impact at adoption of PCD: Purchased Financial Assets with Credit Deterioration 8 90.7% $10.6 $24.6 8$71.02.%8 measuring an allowance for credit losses for other in-scope assets (e.g. $7.8 48.4% held-to-maturity debt securities). $10.6 $10.8 $7.8 10.0% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 PENDING Provision for credit losses - PCD Provision for credit losses - non PCD Net charge-offs as a percentage of the provision for credit losses

Credit Quality - CECL

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Allowance for Credit Losses ($ in Thousands) - 3/31/2020 vs. 12/31/2019

Macro Economic Scenario

- Baa Corporate credit spread widens to a peak in Q3 2020 and then narrows over the remaining 5 quarters
- Commercial Real Estate Price Index declines through Q4 2020 and recovers in 2021
- GDP growth rate reaches a low in Q2 2020 and recovers to above trend growth by Q3 2021
- Dow Jones declines through Q4 2020 and starts appreciating in 2021

Key Model Inputs

- Economic Inputs
  - Baa Credit Spread
  - Commercial Real-Estate Price Index
  - GDP
  - Dow Jones Total Stock Market Index
- Portfolio Characteristics
  - Risk Ratings

Qualitative Considerations

- Downside risk due to recession
- Direct fiscal stimulus payments to borrowers
- Unemployment compensation program assistance increased
- Government sponsored Paycheck Protection Program ("PPP")
- Low exposure to industries with the highest risk factors
- High touch relationships with commercial and consumer borrowers
- Stronger financial health of borrowers when compared to the Great Recession

12/31/2019: $158,461

Day 1 Adjustment: $47,418

- CECL Day 1 transition adjustment
- Includes ACL for loans and leases, off-balance sheet credit exposures and debt securities

Portfolio Changes: $18,485

- New volume and run-off
- Changes in credit quality
- Aging of existing portfolio
- Shifts in segmentation mix
- Changes in specific reserves
- Net charge-offs

Economic Factors: $29,118

- Changes due to macroeconomic conditions

3/31/2020: $253,482

9

Credit Quality - COVID-19 Select High Impact Industries

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Total Loan Mix as of 3/31/2020: Select High Impact Industries vs All


Other Loans
91.3%
Select High
Impact Industries
8.7%

Total loans of $27.8 billion

Industry *$ shown in Millions*	Loan Balance	% of Total Loans	Total Commitment Balance
Arts Entertainment & Recreation	$207	0.7%	$239
Dentists, Doctors, & Hospitals	$452	1.6%	$537
Hotels & Accommodation	$164	0.6%	$166
Nursing Home & Senior Living	$245	0.9%	$289
Oil & Gas	$62	0.2%	$63
Restaurants & Food Services	$1,186	4.3%	$1,392
Social Services	$93	0.3%	$130
Total	**$2,409**	**8.7%**	**$2,818**

Key Observations - Restaurants and Food Services

- The majority of portfolio is Quick Service Restaurants ("QSRs") which derive significant revenue via drive-thru and take out and are not expected to be as impacted as dine-in only restaurants.
- Franchisors have provided relief including deferral of royalty fees, advertising fees, rent relief and supplier negotiations.
- Approximately $354 million of loan relief has been funded through April 17, 2020 to these customers as part of the PPP.

Paycheck Protection Program (PPP)

4/3/2020
Began receiving applications for PPP

→

Over 8,900
Applications Processed for Approval

- Median loan size of approximately $87,500.

→

$3.3 Billion
Total Loan Approvals

- Estimated fees on loan approvals of approximately $85MM.

Additional Relief

to WTFC Customers (through 4/17/2020)

- We have closed on COVID-19 related loan modifications for customers with outstanding balances of over $300MM. Of which, approximately $219MM are in select high impact industries.

10

Non-Interest Income

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Non-Interest Income ($ in Millions)



$81.7
$19.9
$8.8
$10.8
$18.2
$24.0
$98.2
$15.7
$9.3
$11.7
$37.4
$24.1
$115.1
$18.2
$10.0
$12.0
$50.9
$24.0
$112.2
$15.8
$11.0
$12.5
$47.9
$25.0
$113.2
$15.7
$11.3
$12.0
$48.3
$25.9
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Wealth Management
Mortgage Banking
Operating Lease Income, net
Service Charges on Deposits
Other[1]

Operating Lease Income, Net ($ in Millions)



$10.8
$224.2
$11.7
$230.1
$12.0
$228.6
$12.5
$231.2
$12.0
$207.1
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Operating Lease Income, Net
Lease Investments, Net (Period-End Balance)

Wealth Management Revenue ($ in Millions)



$24.0
$4.5
$19.5
$25.1
$24.1
$4.8
$19.3
$25.9
$24.0
$4.7
$19.3
$26.1
$25.0
$4.9
$20.1
$27.6
$25.9
$5.3
$20.6
$25.0
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Trust and Asset Management
Brokerage
Assets Under Administration ($ in Billions)

Key Observations

- Non-interest income totaled $113.2 million:
  - An increase of $1.0 million as compared to Q4 2019 and an increase of $31.6 million as compared to Q1 2019.
- Mortgage banking revenue increased $466,000 as compared to Q4 2019, primarily as a result of increased derivative income associated with mandatory commitments to fund originations for sale, partially offset by a decrease in the fair value of the mortgage servicing rights portfolio.
- Wealth management income increased $942,000 as compared to Q4 2019 primarily due to increased trust fees and brokerage revenue.

[1] **Other NII** - includes Interest Rate Swap Fees, BOLI, Administrative Services, FX Remeasurement Gains/(Losses), Early Pay-Offs of Capital Leases, Gains/(losses) on investment securities, net, Fees from covered call options, Trading gains/(losses), net and Miscellaneous.

11

Mortgage Banking Production Revenue ($ in Millions) MSR1 Value and Loans Serviced for Others ($ in Millions) $48.3 $50.9 $0.1 $47.9 $9.4 $8,243 $8,315 MSR - Payoffs/ $7,901 LOGIC IN $14.0 Paydowns $39.9 $7,515 $37.4 $14.5 $35.6 $7,014 $8.2 $24.3 MSR - Change in $32.0 $0.9 Fair Value Model $29.9 $85.6 MORTGAGE $9.8 $2.8 Assumptions $18.2 $5.2 BANKING Production $75.6 $6.6 Revenue $16.9 2.81% 2.86% $72.9 $73.5 $71.0 $5.4 $39.9 $35.6 2.59% 2.63% REVENUE $32.0 Servicing Income 2.50% $29.9 & Other Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 $16.9 NEEDS TO BE MSR $2.3 Capitalization MSRs, at fair value Loans Serviced for Others $(7.2) $(6.8) $(7.0) Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 MODIFIED $(8.7) $(4.3) $(0.5) $(4.1) MSR Hedging $(14.6) Gains (Losses) Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Production Revenue Production Margin % of MSRs to Loans Serviced for Others 1.01% 0.97% 0.96% 1.04% 0.88% Originations for Sale (Quarterly $ in Millions) Key Observations Mortgage banking production revenue • Recorded $17.4 million of derivative income associated with increased by $3.6 $1,420 million as mortgage $1,245 mandatory commitments to fund originations for sale in the current $1,154 $1,216 $456 quarter as compared to a $1.0 million derivative loss in the fourth originations for sale quarter of 2019. Mandatory commitments to fund originations for totaled $1.2 billion in $301 $51 $459 $443 the first quarter of $678 $183 $4 sale were $1.4 billion at the end of the first quarter of 2020 as $165 compared to $372 million at the end of the fourth quarter of 2019. 2020 as compared to $148 $913 $1.2 billion in the $670 $782 $773 $365 • Production margin decreased from 2.86% in the fourth quarter of fourth quarter of 2019 to 2.63% in the first quarter of 2020. 2019. Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 • Origination volume mix in Q1 2020: Retail Originations Correspondent Originations ◦ 37% Purchases / 63% Refinances • As compared to origination volume mix in Q4 2019: Veterans First Originations ◦ 40% Purchases / 60% Refinances 1 MSR: Mortgage Servicing Right 12

Non-Interest Expense

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Trending Non-Interest Expense ($ in Millions)



$214.4
$229.6
$234.6
$249.6
$234.6
$29.4
$7.5
$5.6
$8.3
$9.9
$16.2
$11.8
$125.7
$33.2
$6.2
$6.2
$8.8
$12.8
$15.9
$12.8
$133.7
$28.5
$6.5
$8.0
$8.9
$13.4
$15.0
$13.3
$141.0
$34.5
$7.6
$7.7
$9.8
$12.5
$17.1
$14.5
$145.9
$30.2
$8.4
$6.7
$9.3
$10.9
$17.5
$14.8
$136.8
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Salaries and Employee Benefits
Equipment
Occupancy, net
Advertising and Marketing
Operating Lease Equipment
Professional Fees
Data Processing
Other [1]

Expense Management Ratios



1.72%
1.64%
1.40%
1.53%
1.33%
62.34%
62.89%
61.59%
66.56%
61.67%
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Net Overhead Ratio [2]
Efficiency Ratio (Non-GAAP [3])

Non-Interest Expense - Current Quarter vs. Prior Quarter ($ in Millions)



$249.6
$(9.2)
$(1.7)
$(0.9)
$0.8
$2.8
$(6.8)
$234.6
Q4 2019
Salaries and Employee Benefits
Advertising and Marketing
Professional Fees
Data processing
FDIC Insurance
All Other Expenses
Q1 2020

Q1 2020 Key Observations

- Salary and employee benefits decrease comprised of:
  - $8.7 million in commissions and incentive compensation
  - $1.6 million in salaries
  - Partially offset by $1.1 million increase in employee benefits expense
- Advertising & Marketing decreased $1.7 million primarily due to lower mass media advertising costs.
- FDIC Insurance increased $2.8 million primarily due to assessment credits received from FDIC in the fourth quarter of 2019.

[1] **Other NIE** - includes amortization of other intangible assets, FDIC insurance, OREO expense, net, Commissions (3rd Party Brokers), Postage and Miscellaneous

[2] **Net Overhead Ratio** - The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

[3] See Non-GAAP reconciliation on pg.14

13

Non-GAAP Reconciliation

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Reconciliation of Non-GAAP Net Interest Margin and Efficiency Ratio ($ in Thousands):	Three Months Ended March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
(A) Interest Income (GAAP)	$ 344,067	$ 349,731	$ 354,627	$ 346,814	$ 333,970
Taxable-equivalent adjustment:					
- Loans	860	892	978	1,031	1,034
- Liquidity Management Assets	551	573	574	568	565
- Other Earning Assets	2	1	5	1	2
(B) Interest Income (non-GAAP)	$ 345,480	$ 351,197	$ 356,184	$ 348,414	$ 335,571
(C) Interest Expense (GAAP)	$ 82,624	$ 87,852	$ 89,775	$ 80,612	$ 71,984
(D) Net Interest Income (GAAP) (A minus C)	$ 261,443	$ 261,879	$ 264,852	$ 266,202	$ 261,986
(E) Net Interest Income (non-GAAP) (B minus C)	$ 262,856	$ 263,345	$ 266,409	$ 267,802	$ 263,587
Net interest margin (GAAP)	3.12%	3.17%	3.37%	3.62%	3.70%
Net interest margin, fully taxable-equivalent (non-GAAP)	3.14%	3.19%	3.39%	3.64%	3.72%
(F) Non-interest income	$ 113,242	$ 112,220	$ 115,137	$ 98,158	$ 81,657
(G) (Losses) gains on investment securities, net	(4,359)	587	710	864	1,364
(H) Non-interest expense	234,641	249,591	234,554	229,607	214,374
Efficiency ratio (H/(D+F-G))	61.90%	66.82%	61.84%	63.17%	62.63%
Efficiency ratio (non-GAAP) (H/(E+F-G))	61.67%	66.56%	61.59%	62.89%	62.34%
Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income and Pre-Tax, Pre-Provision, Pre-MSR Adjustment Income ($ in Thousands):					
Income before taxes	$ 87,083	$ 116,682	$ 134,601	$ 110,173	$ 118,645
Add: Provision for credit losses	52,961	7,826	10,834	24,580	10,624
Pre-tax income, excluding provision for credit losses (non-GAAP)	**$ 140,044**	**$ 124,508**	**$ 145,435**	**$ 134,753**	**$ 129,269**
Less: MSR valuation adjustment, net of (loss)/gain on derivative contract held as an economic hedge	(10,397)	1,846	(3,976)	(3,385)	(8,744)
Pre-tax income, excluding provision for credit losses and MSR valuation adjustments (non-GAAP)	**$ 150,441**	**$ 122,662**	**$ 149,411**	**$ 138,138**	**$ 138,013**

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles ("GAAP") in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company's performance. Management believes that these measures and ratios provide users of the Company's financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company's operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

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Forward-Looking Statements This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, such as the potential impacts of the COVID-19 pandemic, and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2019 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, PENDING delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following: COVID • the severity, magnitude and duration of the COVID-19 pandemic and the direct and indirect impact of such pandemic, as well as responses to the pandemic by the government, businesses and consumers, on our operations and personnel, commercial activity and demand across our business and our customers’ businesses; • the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect the Company’s liquidity and capital positions, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses; • the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible UPDATE goodwill impairment charges; • economic conditions that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates; • negative effects suffered by us or our customers resulting from changes in U.S. trade policies; • the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses; • estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period; • the financial success and economic viability of the borrowers of our commercial loans; • commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin; • the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan losses; • inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio; • changes in the level and volatility of interest rates, the capital markets and other market indices (including developments and volatility arising from or related to the COVID-19 pandemic) that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities; • competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products; • failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions; • unexpected difficulties and losses related to FDIC-assisted acquisitions; • harm to the Company’s reputation; • any negative perception of the Company’s financial strength; • ability of the Company to raise additional capital on acceptable terms when needed; • disruption in capital markets, which may lower fair values for the Company’s investment portfolio; • ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith; 15

Forward-Looking Statements • failure or breaches of our security systems or infrastructure, or those of third parties; • security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion or data corruption attempts and identity theft; • adverse effects on our information technology systems resulting from failures, human error or cyberattacks; • adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors; • increased costs as a result of protecting our customers from the impact of stolen debit card information; • accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions; • ability of the Company to attract and retain senior management experienced in the banking and financial services industries; PENDING • environmental liability risk associated with lending activities; • the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation; • losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith; • the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank; • the soundness of other financial institutions; COVID • the expenses and delayed returns inherent in opening new branches and de novo banks; • examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act; • changes in accounting standards, rules and interpretations such as the new CECL standard and related changes to address the impact of COVID-19, and the impact on the Company’s financial statements; • the ability of the Company to receive dividends from its subsidiaries; UPDATE • uncertainty about the discontinued use of LIBOR and transition to an alternative rate; • a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise; • legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those changes that are in response to the COVID-19 pandemic, including without limitation the CARES Act and the rules and regulations that may be promulgated thereunder; • a lowering of our credit rating; • changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to the COVID-19 pandemic or otherwise; • regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business; • increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment; • the impact of heightened capital requirements; • increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC; • delinquencies or fraud with respect to the Company’s premium finance business; • credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans; • the Company’s ability to comply with covenants under its credit facility; and • fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation. Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward- looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases. 16